EXHIBIT 99.1

Outdoor Channel Holdings Reports Third Quarter 2011 Results

TEMECULA, Calif., Nov. 3, 2011 (GLOBE NEWSWIRE) -- Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its financial results for the third quarter ended September 30, 2011.

Total revenues for the quarter were $18.9 million, a decrease of 17% compared with $22.9 million in the third quarter of 2010 due primarily to the planned reduction of projects in the Company's Production Services segment. Advertising revenue for the quarter was $10.7 million, a decrease of 4% percent from the third quarter of 2010 due primarily to lower online revenues. Subscriber fees for the quarter were $5.0 million, a 20% increase compared to the prior-year period due to a combination of rate increases and lower year-over-year changes in estimated reserves for potential most-favored nations ("MFN") liabilities with distribution partners. Production Services revenue totaled $3.2 million for the quarter, a decrease of 58% compared to the third quarter of 2010 due primarily to a combination of the Company's prior decision to reduce Winnercomm's non-core and low-margin business.

The Company's operating income for the third quarter 2011 was $3.5 million compared to an operating income of $4.5 million in the third quarter of 2010. The decline in the Company's operating income was primarily attributable to increased losses at the Production Services unit on lower revenues.

The Company's consolidated net income for the 2011 third quarter was $2.1 million, or $0.08 per basic and diluted share, compared to a net income of $2.4 million, or $0.10 per basic and diluted share, in the third quarter of 2010.

"During the third quarter we maintained profitability at our core network business as subscriber revenue growth and reduced advertising expense offset lower ad revenues and increased program expenses," said Roger Werner, President & Chief Executive Officer. "The performance of our Production Services unit was largely impacted by our earlier decision to streamline our Winnercomm operation and increasingly focus them on produciong shows for the Outdoor Channel. With the bulk of our ActionCam litigation expense now behind us and our recent office moves at both Winnercomm and our aerial camera businesses we believe that unit will be on better footing for profitability next year."

Review of Segment Operating Results

The Outdoor Channel ("TOC") posted operating income of $4.8 million for the quarter compared to operating income of $4.9 million for the third quarter of 2010. The slight reduction in TOC's operating income was the result of increased programming costs, net of increased subscription revenue and reduced selling, general and administrative costs.

The Production Services unit posted an operating loss for the quarter, before the effect of intercompany eliminations, of $948,000 compared to an operating loss of $89,000 for the third quarter of 2010. The majority of the increased loss was attributable to reduced margin contribution from cancelled and non-renewed projects, and, to a lesser extent, from costs associated with the office moves of both our Winnercomm and aerial camera businesses.

Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense (adjusted EBITDA), was $5.0 million for the quarter, compared to $6.0 million in the prior-year period. TOC's adjusted EBITDA totaled $5.8 million for the quarter compared to $5.9 million in the prior-year period, a 2% decline. Production Services' adjusted EBITDA was negative $784,000 for the quarter compared to $115,000 in the prior-year period due primarily to reduced gross margin contributions at Winnercomm.

Investor Conference Call

Outdoor Channel Holdings' management will host an investor conference call on November 3, 2011, at 2:00 p.m. PT (5:00 p.m. ET) to review the Company's financials and operations for its third quarter ended September 30, 2011. Investment professionals and shareholders are invited to participate in the live call by dialing 866-831-5605 (domestic) or 617-213-8851 (international) and using participant passcode 81923356. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the Company's Web site, www.outdoorchannel.com.

For those who are not available to listen to the live broadcast, the call will be archived online for one year. A telephonic playback of the conference call also will be available through Thursday, November 10, 2011, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 71377769.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America's Leader in Outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America's leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Outdoor Channel Holdings, Inc. also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 35.0 million cable and satellite subscribers for November 2011. Please note that this estimate regarding Outdoor Channel's subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information

This press release includes "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company's U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense is provided in the attached table.

Safe Harbor Statement

Statements in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the Company's current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The Company's actual results could differ materially from those discussed in any forward-looking statements. The Company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) changes in Nielsen methodology and estimates; (3) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (4) increased competition in demand in price from broadcast networks; (5) a decrease in advertising revenue as a result of a deterioration in general economic conditions; and other factors which are discussed in the Company's filings with the Securities and Exchange Commission. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Revenues:
Advertising	$ 10,732	$ 11,225	$ 25,630	$ 25,770
Subscriber fees	5,018	4,194	14,760	13,529
Production services	3,175	7,480	7,874	18,250

Total revenues	18,925	22,899	48,264	57,549

Cost of services:
Programming	1,758	1,583	5,323	4,807
Satellite transmission fees	389	397	1,188	1,181
Production and operations	4,655	7,500	13,127	20,219
Other direct costs	77	132	241	353

Total cost of services	6,879	9,612	19,879	26,560

Other expenses:
Advertising	446	752	1,921	2,017
Selling, general and administrative	7,387	7,241	23,569	26,174
Depreciation and amortization	695	748	2,139	2,587

Total other expenses	8,528	8,741	27,629	30,778

Total operating expenses	15,407	18,353	47,508	57,338

Income from operations	3,518	4,546	756	211

Interest and other income, net	(2)	(5)	15	22

Income before income taxes	3,516	4,541	771	233

Income tax provision	1,437	2,101	381	462

Net income (loss)	2,079	2,440	390	(229)
Net income (loss) attributable to noncontrolling interest	--	--	--	--
Net income (loss) attributable to Outdoor Channel Holdings, Inc.	$ 2,079	$ 2,440	$ 390	$ (229)

Earnings (loss) per common share data:
Basic	$ 0.08	$ 0.10	$ 0.02	$ (0.01)
Diluted	$ 0.08	$ 0.10	$ 0.02	$ (0.01)

Weighted average number of common shares outstanding
Basic	24,874	24,460	24,791	24,482
Diluted	25,634	25,399	25,609	24,482

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(unaudited, in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010

Revenues

TOC	$ 15,750	$ 15,419	$ 40,390	$ 39,299
Production Services	4,935	8,684	10,634	20,182
Eliminations	(1,760)	(1,204)	(2,760)	(1,932)
Total revenues	$ 18,925	$ 22,899	$ 48,264	$ 57,549

Cost of Services

TOC	$ 4,353	$ 3,874	$ 13,091	$ 11,958
Production Services	3,980	6,689	9,258	16,388
Eliminations	(1,454)	(951)	(2,470)	(1,786)
Total cost of services	$ 6,879	$ 9,612	$ 19,879	$ 26,560

Other Expenses

TOC	$ 6,625	$ 6,657	$ 22,061	$ 23,087
Production Services	1,903	2,084	5,568	7,691
Eliminations	--	--	--	--
Total other expenses	$ 8,528	$ 8,741	$ 27,629	$ 30,778

Income (Loss) from Operations

TOC	$ 4,772	$ 4,888	$ 5,238	$ 4,254
Production Services	(948)	(89)	(4,192)	(3,897)
Eliminations	(306)	(253)	(290)	(146)
Income from operations	$ 3,518	$ 4,546	$ 756	$ 211

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of U.S. GAAP Measures to U.S. Non-GAAP Measures
(unaudited, in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010

Net income (loss)	$ 2,079	$ 2,440	$ 390	$ (229)

Add/Subtract:
Interest and other income, net	2	5	(15)	(22)
Income tax	1,437	2,101	381	462
Depreciation and amortization	695	748	2,139	2,587

EBITDA	$ 4,213	$ 5,294	$ 2,895	$ 2,798

Adjusted for:
Share-based compensation expense	775	677	2,351	2,486

EBITDA as adjusted for share-based compensation expense	$ 4,988	$ 5,971	$ 5,246	$ 5,284

Summary of Cost of Services
Share-based compensation expense	$ 59	$ 36	$ 178	$ 194
Cost of services	6,820	9,576	19,701	26,366
Total cost of services	$ 6,879	$ 9,612	$ 19,879	$ 26,560

Summary of Selling, General and Administrative
Share-based compensation expense	$ 716	$ 641	$ 2,173	$ 2,292
Selling, general and administrative	6,671	6,600	21,396	23,882
Total selling, general and administrative	$ 7,387	$ 7,241	$ 23,569	$ 26,174

Summary of Other Income
Interest income	$ 24	$ 19	$ 86	$ 83
Interest and other expense	(26)	(24)	(71)	(61)
Total other income	$ (2)	$ (5)	$ 15	$ 22

EBITDA as adjusted by Segment
Outdoor Channel network	$ 5,772	$ 5,856	$ 8,324	$ 7,608
Production Services *	(784)	115	(3,078)	(2,324)

EBITDA as adjusted for share-based compensation expense	$ 4,988	$ 5,971	$ 5,246	$ 5,284

* - eliminations included in Production Services segment

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2011	December 31, 2010
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$ 28,129	$ 32,578
Investment in available-for-sale securities	33,047	26,995
Accounts receivable, net of allowance for doubtful accounts	11,790	16,754
Other current assets	13,781	10,990
Total current assets	86,747	87,317

Property, plant and equipment, net	12,259	12,315
Goodwill and amortizable intangible assets, net	43,593	43,673
Investments in auction-rate securities	5,020	5,075
Deferred tax assets, net	1,432	1,774
Deposits and other assets	2,210	3,498

Totals	$ 151,261	$ 153,652

Liabilities and Stockholders' Equity

Current liabilities	$ 12,960	$ 17,129
Long-term liabilities	873	981
Total liabilities	13,833	18,110

Total Outdoor Channel Holdings, Inc. stockholders' equity	137,428	135,542
Noncontrolling interest	--	--
Total equity	137,428	135,542

Totals	$ 151,261	$ 153,652

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2011	2010

Operating activities:
Net income (loss)	$ 390	$ (229)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,139	2,587
Amortization of subscriber acquisition fees	1,166	1,189
Loss on sale of equipment	31	109
Gain on sale of available-for-sale and auction-rate securities	--	(11)
Provision for doubtful accounts	123	457
Share-based employee and service provider compensation	2,351	2,486
Deferred tax provision, net	342	462

Changes in operating assets and liabilities:
Accounts receivable	4,841	1,312
Income tax refund receivable and payable, net	(2,685)	(785)
Prepaid programming costs	(775)	1,240
Other current assets	(1,730)	(861)
Deposits and other assets	97	108
Subscriber acquisition fees	(191)	(2,116)
Accounts payable and accrued expenses	(3,562)	(2,845)
Deferred revenue	1,586	545
Deferred obligations	7	(150)
Unfavorable lease obligations	(111)	(101)
Net cash provided by operating activities	4,019	3,397

Investing activities:
Purchases of property, plant and equipment	(1,531)	(943)
Purchase of intangibles	(85)	--
Proceeds from sale of equipment	--	107
Purchases of available-for-sale securities	(64,570)	(76,973)
Proceeds from sale of available-for-sale and auction-rate securities	58,618	87,900
Net cash provided by (used in) investing activities	(7,568)	10,091

Financing activities:
Purchase of treasury stock	(900)	(673)
Purchase and retirement of stock related to repurchase program	--	(341)
Net cash used in financing activities	(900)	(1,014)

Net increase (decrease) in cash and cash equivalents	(4,449)	12,474
Cash and cash equivalents, beginning of period	32,578	20,848
Cash and cash equivalents, end of period	$ 28,129	$ 33,322

Supplemental disclosure of cash flow information:
Income taxes paid	$ 2,594	$ 785

Supplemental disclosure of non-cash investing and financing activities:
Effect of net increase in fair value of available-for-sale and auction-rate securities	$ 45	$ 75
Property, plant and equipment costs incurred but not paid	$ 389	$ 47
CONTACT: For Company:
         Tom Allen
         Executive Vice President / Chief Financial Officer
         951-699-6991, ext. 287
         tallen@outdoorchannel.com

         For Investors:
         Brad Edwards
         Brainerd Communicators, Inc.
         212-986-6667
         edwards@braincomm.com

         For Media:
         Nancy Zakhary
         Brainerd Communicators, Inc.
         212-986-6667
         nancy@braincomm.com